# SHARE PURCHASE AGREEMENT

**THIS AGREEMENT** made the 4th day of August, 2011.

BETWEEN

**MDRM GROUP (CANADA) LTD.**, a corporation incorporated under the laws of Ontario

(hereinafter referred to as the "**Purchaser**")

OF THE FIRST PART

- and -

**MICHALKOFF FAMILY TRUST, HRYCYSHYN FAMILY TRUST and STOLARCHUK FAMILY TRUST**

(hereinafter collectively referred to as the "**Vendors**")

OF THE SECOND PART

- and -

**LUMIGENE TECHNOLOGIES INC.**, a corporation incorporated under the laws of Ontario

(hereinafter referred to as the "**Company**")

OF THE THIRD PART

**MARK MICHALKOFF, ROMAN HRYCYSHYN and DANYLO STOLARCHUK**

(hereinafter collectively referred to as the "**Principals**" or individually each as a "**Principal**")

OF THE FOURTH PART

**WITNESSETH THAT:**

**WHEREAS** the Vendors are the legal and beneficial owners of all the issued and outstanding shares in the capital of the Company; and

**AND WHEREAS** the Vendors have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendors all of the issued and outstanding shares in the capital of the Company upon and subject to the terms and conditions of this Agreement;

**NOW THEREFORE,** in consideration of the premises and mutual agreements herein contained and of other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party hereto), the Parties agree with one another as follows:

## ARTICLE 1. INTERPRETATION

**(1) Definitions**

Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them in this Section 1(1):

(a) "**Agreement**" means this share purchase agreement and all instruments supplemental to or in amendment or confirmation of this share purchase agreement, and all references to this Agreement shall include the attached Schedules and "Article", "Section", "Subsection", or "Paragraph" means and refers to the specified article, section, subsection, or paragraph of this share purchase agreement;

(b) "**Assets**" means the undertaking, property and assets of the Company relating to the Business as a going concern, of every kind and description and wheresoever situated;

(c) "**Bank Prime**" means the rate per annum charged on loans by the Purchaser's Bank for loans of Canadian dollars to its customers in Canada, and said to be its "prime rate", as the same is adjusted from time to time;

(d) "**Benefit Plans**" means those employee benefit plans listed at **Schedule "A"** hereto;

(e) "**Business**" means the operations of the Company in the business of developing point of source infectious disease diagnostic machines and all operations related thereto;

(f) "**Business Day**" means any day, other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Toronto are not open for business during normal banking hours;

(g) "**Claim**" means any claim, demand, action, suit, litigation, charge, complaint, prosecution or other proceeding for which one Party can seek indemnification from the other Party pursuant to Sections 6(1) or 6(2);

(h) "**Closing**" means the completion of the sale to, and the purchase by the Purchaser of, the Shares and the completion of the transactions contemplated by this Agreement including the transfer and delivery of all documents of title to the Shares, transfer/assignment of the Shareholder Loans and the payment of the Purchase Price;

(i) "**Closing Date**" means **October 31, 2011,** or such other date as the Parties may agree in writing as the date upon which the Closing shall take place;

(j) "**Closing Date Financial Statements**" means the consolidated financial statements of the Company for the fiscal period ended on the Closing Date, prepared in accordance with generally accepted accounting principles consistently applied, consisting of balance sheet as at such date, and statements of earnings and retained earnings and of changes in financial position for such period and as provided and prepared by the Company on behalf of the Vendors;

(k) "**Closing Documents**" has the meaning ascribed in Section 7(1)(g);

(l) **"Closing Time"** means 10:00 o'clock in the forenoon on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place;

(m) **"Conditional Period"** means the period of time commencing on the date hereof and ending on the date that is sixty (60) days from the date hereof;

(n) **"Contracts"** means those contracts, agreements, commitments, entitlements and engagements of the Company relating to the Business and the Assets (and, for greater certainty, not including Collective Agreements, leases and Equipment Leases) whether with suppliers, customers or otherwise and including all unfilled orders from customers; all forward commitments for supplies or materials; all orders for new machinery and equipment as yet undelivered; all equipment and construction guarantees and warranties; negative covenants with employees; and all other contracts described in **Schedule "B"**;

(o) **"Current Assets"** means cash, accounts receivable, inventory, marketable securities and prepaid expenses calculated in accordance with GAAP;

(p) **"Current Liabilities"** means short term debt, accounts payable, accrued liabilities and other debts payable within one year calculated in accordance with GAAP;

(q) **"Employees"** means all persons who are employees of the Company, and all Employees are listed on **Schedule "C"** hereto;

(r) **"Equipment Leases"** means those equipment leases, conditional sales contracts, title retention agreements and other agreements between the Company and third Persons relating to equipment used by the Company including those that are listed in **Schedule "D"**;

(s) **"Financial Statements"** means the consolidated financial statements of the Company for its fiscal period ended on **[NTD – insert date of last provided statement]**;

(t) **"Financial Statement Date"** means the date of the Financial Statements;

(u) **"First Deposit"** has the meaning assigned to such term at Section 3(3)(a);

(v) **"GAAP"** has the meaning ascribed in Section 1(8);

(w) **"HST"** means the Harmonized Sales Tax payable under the *Excise Tax Act*;

(x) **"Intellectual Property Rights"** means all patents and inventions, trademarks, including those described in **Schedule "E"**, all trade names and styles, including the trade names or styles, logos and designs, trade secrets, technical information, engineering procedures, designs, know-how and processes (whether confidential or otherwise), software, and other industrial property (including applications for any of these) in each case used or reasonably necessary to permit satisfactory operation of the Business as presently constituted;

(y) **"Interim Period"** means the period beginning on the date hereof to and including the Closing Date;

(z) **"Inventories"** means all inventories of every kind and nature and wheresoever situate owned by the Company and pertaining to the Business including, without limitation, all inventories of raw materials, work-in-progress, finished goods, operating supplies and packaging materials of or pertaining to the Business;

(aa) **"Licences"** means all transferable licences, registrations, qualifications, permits and approvals, issued by any government or governmental unit, agency, board, body or instrumentality, whether federal, provincial or municipal, relating to the Business, including those listed in **Schedule "F"**, together with all applications for such licences or permits;

(bb) **"Non-Competition Agreement and Confidentiality Agreement"** means the non-competition agreement and confidentiality agreement required to be delivered by the Principals on the Closing Date pursuant to Section 7(1)(g) hereof;

(cc) **"Parties"** means the Vendors, the Purchaser, the Principals and the Company, collectively, and "Party" means any one of them;

(dd) **"Person"** includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other juridical entity;

(ee) **"Preferred Shares"** mean the non-voting Class "B" preferred shares in the capital stock of the Company;

(ff) **"Principal"** means Mark Michalkoff for the Michalkoff Family Trust, Roman Hrycyshyn for the Hrycyshyn Family Trust and Danylo Stolarchuk for the Stolarchuk Family Trust,;

(gg) **"Purchase Price"** means the purchase price to be paid by the Purchaser to the Vendors for the Shares, all as provided in Section 3(1);

(hh) **"Real Properties"** means all freehold, leasehold, and other interests in real and immoveable properties owned or used by the Company in connection with the Business, including, without limitation,

(i) the freehold lands and premises described in **Schedule "H"**, and all plants, buildings, sidings, parking lots, roadways, structures, erections, improvements, fixed machinery, fixed equipment, appurtenances, and fixtures situate on or forming part of such lands and premises (collectively the **"Owned Properties"**);

(ii) the leasehold and other interest described in **Schedule "H"** including all fixtures and improvements owned by the Company relating to those leaseholds and other interests (collectively the **"Leasehold Properties"**);

(ii) **"Second Deposit"** has the meaning assigned to such term at Section 3(3)(b);

(jj) **"Shareholders"** means the owners of all of the issued and outstanding common shares in the capital stock of the Company as listed at **Schedule "I"** hereto;

(kk) **"Shareholder Loans"** means all amounts owing to the Shareholders by the Company which amounts are set forth at **Schedule "J"** hereto;

(ll) **"Shares"** means all of the issued and outstanding common shares in the capital of the Company, to be sold by the Vendors to the Purchaser pursuant to the terms of this Agreement;

(mm) **"Third Party Claim"** means for the purposes of Section 6(3) any demand which has been made on, or communicated to either of the Vendors or the Purchaser by or on behalf of any Person other than the persons mentioned above in this definition and which, if maintained or enforced, might result in a loss, liability or expense of the nature described in either Section 6(1) or Section 6(2);

(nn) **"Working Capital"** means Current Assets minus Current Liabilities;

**(2) Gender and Number** - In this Agreement, words importing the singular include the plural and vice versa and words importing gender include all genders.

**(3) Entire Agreement** - This Agreement, including Schedules "A" to "R", together with the agreements and other documents to be delivered under this Agreement constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement. No supplement, modification or amendment to this Agreement and no waiver of any provision of this Agreement shall be binding on any Party unless executed by such Party in writing. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

**(4) Article and Section Headings** - Article and Section headings contained in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of the content of any Article or Section and shall not be considered to be part of this Agreement.

**(5) Schedules** - The following Schedules are an integral part of this Agreement:

| | | |
|---|---|---|
| Schedule "A" | — | Benefit Plans |
| Schedule "B" | — | Contracts |
| Schedule "C" | — | Employees |
| Schedule "D" | — | Equipment Leases |
| Schedule "E" | — | Intellectual Property |
| Schedule "F" | — | Licences & Permits |
| Schedule "G" | — | INTENTIONALLY DELETED |

| | | |
|---|---|---|
| Schedule "H" | — | Real Properties |
| Schedule "I" | — | Shareholders |
| Schedule "J" | — | Shareholder Loans |
| Schedule "K" | — | Jurisdictions |
| Schedule "L" | — | Unusual Transactions |
| Schedule "M" | — | INTENTIONALLY DELETED |
| Schedule "N" | — | Litigation |
| Schedule "O" | — | Guarantees |
| Schedule "P" | — | Licences and Permits |
| Schedule "Q" | — | Banks - Accounts, Loans etc. |
| Schedule "R" | — | Assets, Machinery and Equipment |

**(6) Applicable Law** - This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario and shall be treated, in all respects, as an Ontario contract. Each Party to this Agreement irrevocably attorns to and submits to the jurisdiction of the Courts of Ontario with respect to any matter arising under or relating to this Agreement.

**(7) Currency** - Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

**(8) Accounting Terms** - All accounting terms not otherwise defined have the meanings assigned to them, and all calculations are to be made and all financial data to be submitted are to be prepared, in accordance with the generally accepted accounting principles (**"GAAP"**) approved from time to time by the Canadian Institute of Chartered Accountants, or any successor institute applied on a consistent basis.

**(9) Arm's Length** - For purposes of this Agreement, Persons are not dealing "at arm's length" with one another if they would not be dealing at arm's length with one another for purposes of the Income Tax Act.

**(10) Business Days** - Whenever any action or payment to be taken or made under this Agreement shall be stated to be required to be taken or made on a day other than a Business Day, any payment shall be made or such action shall be taken on the next succeeding Business Day.

**(11) Statutory Instruments** - Unless otherwise specifically provided in this Agreement any reference in this Agreement to any law, by-law, rule, regulation, order, act or statute of any government, governmental body or other regulatory body shall be construed as a reference to those as amended or re-enacted from time to time or as a reference to any successor to those.

**(12) Materiality** - In this Agreement **"Material"** means, when used as an adjective, that any breach, default or deficiency in the satisfaction of any covenant, representation or warranty so described might reasonably:

(a) give rise to an aggregate remedial cost (including consequential loss and loss of profit) of more than $5,000.00, in any individual instance, or more than $5,000.00 collectively

in any greater number of instances, where all such instances arise pursuant to multiple breaches of the same covenant, representation or warranty; or

(b) where no adequate remedy is reasonably available, result in disturbance in the ordinary conduct of the Business of an aggregate cost properly attributable to such disturbance (including consequential loss and loss of profit) of more than $5,000.00, and "Materially" shall have the corresponding meaning.

## ARTICLE 2. PURCHASE AND SALE OF SHARES

(1) **Purchase and Sale of Shares** Upon and subject to the terms and conditions of this Agreement, the Vendors shall sell, transfer, assign and set over to the Purchaser and the Purchaser shall purchase and acquire from the Vendors at the Closing Time, the Shares and the Shareholder Loans for the Purchase Price payable as provided in Section 3(1).

(2) **Change of Control Provisions -** (i) This Agreement and any document delivered under this Agreement shall not constitute an assignment or an attempted assignment of any Contract, Equipment Lease, lease or Licence contemplated to be assigned to the Purchaser under this Agreement which is not assignable through the change of control of the Company without the consent of a third party if such consent has not been obtained and such assignment or attempted assignment would constitute a breach of such contract or agreement; and (ii) The Vendors and the Company shall use their best efforts to obtain the consents of third parties as may be necessitated by the change of control of the Company with regards to the Contracts, the Equipment Leases, the leases and the Licences except that the Vendors shall not be obliged to make any payments to those third parties in addition to those required to be made under those contracts or agreements in order to obtain such consents, unless the Purchaser reimburses the Vendors for such payments at the time that they are made. Where, with regard to any of the foregoing instructions a third party does not consent to the change of control, the Purchaser may terminate this Agreement or it may complete the purchase of Shares contemplated by this Agreement and the Purchase Price shall be adjusted to account to the Purchaser for the value of the benefits of those items lost to the Company.

## ARTICLE 3. PURCHASE PRICE AND PAYMENT

**(1) Payment of Purchase Price -** The Parties agree that the Purchase Price, subject to the adjustments provided in this Agreement, will be $1,000,000.00. At the Closing Time, the Purchase Price to be satisfied by:

(a) application of the First Deposit;

(b) application of the Second Deposit; and

(c) a certified cheque or bank draft of the Purchaser payable to the solicitor for the Vendors in trust in the amount of $900,000.00.

The Purchaser acknowledges that the Purchase Price does not include HST payable, if any, as a

result of the purchase and sale of the Shares.

**(2) Allocation of Purchase Price -** The Purchase Price shall be allocated as follows:

(a) as to the assignment by the Vendors to the Purchaser of the Shareholder Loans, an amount equal to $677,118.00, subject to adjustment based on the actual amount of the Shareholder Loans as at the Closing Date; and

(b) as to the sale and transfer of the Shares by the Vendors to the Purchaser, an amount equal to $322,882.00, subject to adjustment based upon that portion of the Purchase Price allocated to Shareholder Loans pursuant to Section 2(a) as at the Closing Date.

**(3) Deposit**

(a) A deposit of $5,000.00 on account of the Purchase Price (the "**First Deposit**") shall be made by the Purchaser within five (5) days of the date hereof, by depositing that amount in a trust account with the Vendors' solicitor.

(b) a deposit of $95,000.00 on account of the Purchase Price (the "**Second Deposit**") shall be made by the Purchaser at the end of the Conditional Period subject to Section 5(13), and shall be deposited in a trust account with the Vendors' solicitor.

**(4) Post Closing Milestone Payments** – The Purchaser shall pay the following amounts for the Purchased Shares in addition to the Purchase Price ("**Milestone Payments**") only upon achievement of the listed Milestones:

| | |
|---|---|
| (i) upon successful completion of development of a "Beta Cartridge" | a total amount of $180,000 to the Vendors |
| (ii) upon successful completion of external Beta testing of POSiChek System | a total amount of $400,000 to the Vendors |
| (iii) upon earning revenue from sales of products, services and any other activity | an amount of 2.0% of all annual gross revenue, paid quarterly, in perpetuity, to the Vendors |

**(5) Delivery of Certificates, etc. -** The Vendors shall transfer and deliver to the Purchaser at the Closing Time share certificates representing the Shares duly endorsed in blank for transfer and shall cause the Company to enter the Purchaser on the books of the Company as the holder of the

Shares and to issue one or more share certificates to the Purchaser representing the Shares.

**(6) Place of Closing** - The Closing shall take place at the Closing Time at the office of Chappell Bushell Stewart LLP, Suite 3310, 20 Queen Street West, Toronto, Ontario, or at such other place as may be agreed upon by the Vendors and the Purchaser.

**(7) Tender** - Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money may be tendered by official draft drawn upon a Canadian chartered bank or trust company or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank.

**(8) Preparation of Closing Date Financial Statements** - At the Closing Time the Vendors shall deliver the Closing Date Financial Statements. The following generally accepted accounting principles will be applied in preparing the Closing Date Financial Statements:

(a) all fixed assets of the Company will be valued at actual cost less accumulated depreciation taken;

(b) the accounts receivable of the Company will be net of an allowance for doubtful accounts established on a basis consistent with the prior practice of the Company; and,

(c) inventories will be valued at the lower of cost and net realizable value and will be net of an allowance for obsolete and slow-moving items.

**(9) Effective Time of Closing** - The sale and purchase contemplated under this Agreement shall, when completed on the Closing Date, take effect as of the close of business on the Closing Date and from such time to the Closing Date the Business of the Company shall be carried on by the Vendor in the ordinary course for the account of the Purchaser.

**(10) Transaction Structure** - The parties hereto agree to co-operate to amend this Agreement if prior to the Closing Date any of the parties hereto request an amendment to the structure of the transaction contemplated by this Agreement if such amendment to the structure of the transaction is more efficient from a tax perspective, whether with regards the transaction itself or to the operation of the Company after the Closing Date, provided that no party shall be obligated to agree to any such amendment if it is disadvantageous to such party with regards to tax payable or otherwise.

## ARTICLE 4. REPRESENTATIONS AND WARRANTIES

**(1) Representations and Warranties of the Vendors** - The Vendors hereby represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on these representations and warranties in entering into this Agreement and the transactions contemplated under this Agreement:

(a) **Organization and Good Standing** - The Company is a corporation duly incorporated, organized and validly existing in good standing under the laws of Ontario.

(b) **Bankruptcy, etc.** - No bankruptcy, insolvency or receivership proceedings have been instituted or are pending against the Company and the Company is able to satisfy its liabilities as they become due.

(c) **Capacity to Carry on Business** - The Company has all necessary corporate power, authority and capacity to own its property and assets and to carry on the Business as presently owned and carried on by it, and the Company is duly licensed, registered and qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of the Business make such qualification necessary, and all such licences, registrations and qualifications are valid and subsisting and in good standing and none of them contains any burdensome term, provision, condition or limitation which has or may have an adverse effect on the Company. All of the jurisdictions in which the Company conducts business and for which the necessary licences have been obtained are listed in **Schedule "K"**.

(d) **Due Authorization, Company etc.** - The Company has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(e) **Authorized and Issued Capital of the Company** - The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of non-voting Class "B" preferred shares of which 40,000 common shares and 120,000 Class "B" preferred shares have been validly issued and are outstanding as fully paid and non-assessable shares.

(f) **Title to Shares**—The Vendors are the legal and beneficial owner of the number of common shares in the capital stock of the Company set forth opposite their names below:

| **Registered Shareholder** | **No. of Common Shares Owned** |
|---|---|
| **MICHALKOFF FAMILY TRUST** | **13,333** |
| **HRYCYSHYN FAMILY TRUST** | **13,333** |
| **STOLARCHUK FAMILY TRUST** | **13,334** |
| **TOTAL NO. OF COMMON SHARES** | **40,000** |

and on Closing the Purchaser shall acquire good and marketable title to the Shares, free and clear of all agreements, mortgages, pledges, charges, hypothecs, claims, liens, security interests, encumbrances and rights of other Persons. The Shares constitute all of the issued and outstanding shares in the capital of the Company except for 120,000 Class "B" Preferred Shares. No options, warrants or other rights for the purchaser, subscription or issuance of shares or other securities of the Company or securities convertible into or exchangeable for shares of the Company have been authorized or

agreed to be issued or are outstanding. There are no restrictions on the transfer of the Shares except those set forth in the Articles.

(g) **Family Law Act** - No order has been given under the *Family Law Act* (Ontario) (the "FLA") nor is there any application pending under the FLA by the spouse of any of the Vendors which would or does affect the Shares in any manner whatsoever.

(h) **Absence of Conflicting Agreements** - Except for the Contracts, the Equipment Leases, and the leases, the consent to the consent to the change of control of the Company which may be required from lessors or other third parties thereunder in connection with the completion of the transactions contemplated by this Agreement and except for various financing and security agreements with the Vendors' Bank all of which will be terminated before Closing or all of which will be waived by the Vendors' Bank in respect of the transactions contemplated by this Agreement, neither the Vendors nor the Company is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, arbitration award, charter or by-law provisions, order or judgment which would be violated, contravened, breached by, or under which any default would occur as a result of the execution and delivery of this Agreement or the consummation of any of the transactions contemplated under this Agreement.

(i) **Absence of Guarantees**—The Company has not given or agreed to give, nor is it a party to or bound by, any guarantee of indebtedness or other obligations of third parties nor any other commitment by which the company is, or is contingently, responsible for such indebtedness or other obligations.

(j) **Enforceability of Obligations** - This Agreement constitutes a valid and binding obligation of the Vendors and the Company enforceable against them in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors' rights and that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(k) **Books and Records** - The books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with GAAP, the financial position of the Company as at the date of this Agreement and all material financial transactions of the Company relating to the Business have been accurately recorded in such books and records.

(l) **Financial Statements** - The items reported in the Financial Statements are reported in accordance with GAAP applied on a basis consistent with that of the preceding period and present fairly:

(i) all of the assets of the Company as at September 30, 2010 that are of a nature customarily reflected or reserved against in a balance sheet,

(ii) all of the liabilities of the Company as at September 30, 2010 that are of a nature customarily reflected or reserved against in a balance sheet, and

(iii) the sales and earnings from operations of the Company for the 12 month period ended September 30, 2010. The financial position of the Company is now at least as good as shown or reflected in the Financial Statements. For greater certainty, the Financial Statements do not include any additions or deductions for income taxes and interest.

(m) **Absence of Changes** – Since the Financial Statement Date, there has not been:

(i) any Material change in the condition or operations of the Company other than changes in the ordinary and normal course of business and other than changes resulting from a general deterioration of markets in the industries in which the Company is engaged; or

(ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the Company.

(n) **Absence of Unusual Transactions** - Except as listed in **Schedule "L"** since the Financial Statement Date, the Company has carried on the Business in its usual and ordinary course, and in particular the Company has not:

(i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the Financial Statements except in the ordinary and usual course of business;

(ii) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the balance sheet to the Financial Statements and liabilities incurred since the date of the Financial Statements in the ordinary and normal course of business;

(iii) suffered an extraordinary loss, or waived any rights of Material value, or entered into any Material commitment or transaction not in the ordinary and usual course of business;

(iv) made any general wage or salary increases or other payments in respect of personnel which it employs except in the ordinary course of business;

(v) declared or paid any dividends or declared or made any other distribution on any of its securities or shares of any class, and has not directly or indirectly, redeemed, purchased or otherwise acquired any of its securities or shares of any class or has agreed to do so;

(vi) made any capital expenditure, except in the usual and ordinary course of business, and no capital expenditure will be made or authorized after the date of this

Agreement by the Company with respect to the Business without the prior written consent of the Purchaser;

(vii) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the assets of the Company other than in favour of the Company's Bank;

(viii) incurred or assumed any obligation or liability (fixed or contingent), except secured and unsecured current obligations and liabilities incurred in the ordinary and normal course of business, particulars of which have been disclosed in writing to the Purchaser or its representatives;

(ix) except as provided in this Agreement, issued or sold any shares in its capital or any warrants, bonds, debentures or other securities of the Company or issued, granted or delivered any right, option or other commitment for the issuance of any such securities;

(x) amended or changed or taken any action to amend or change its Articles or by-laws; or

(xi) authorized or agreed or otherwise become committed to do any of the foregoing.

(o) **Location of Assets** - All material tangible assets of the Company used in or in connection with the Business are all normally situate only in the City of Mississauga, in the Province of Ontario.

(p) **Employees** - The Company has no employees.

(q) **Employment Payments by the Company** - The Company has paid all amounts payable on account of salary, bonus payments and commission to or on behalf of any and all employees, if any;

(r) **Workers' Compensation** - All levies under the *Workplace Safety and Insurance Act, 1997* (Ontario), or under the workers' compensation legislation of any other jurisdiction where the Company carries on the Business, have been paid by the Company.

(s) INTENTIONALLY DELETED

(t) **Material Contracts** - Except for the Contracts, the Equipment Leases, the leases and various loan and security agreements with the Company's Bank, the Company is not a party to or bound by any material contract or commitment relating to the Business whether oral or written. The Contracts, the leases, and the Equipment Leases are all in good standing and in full force and effect unamended and no Material default or breach exists in respect of them on the part of any of the parties to them and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute

such a default or breach; the foregoing includes all the presently outstanding material contracts entered into by the Company in the course of carrying on the Business.

(u) **Residence** - None of the Vendors are not non-residents of Canada within the meaning of the *Income Tax Act*.

(v) **Insurance** - The Company maintains such policies of insurance, issued by responsible insurers, as are appropriate to the Business and its property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets; all such policies of insurance are in full force and effect, and will continue to be so until the Closing Date, and the Company is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy, nor has the Company failed to give any notice or present any claim under any claim under any such insurance policy in due and timely fashion.

(w) **Compliance with Applicable Laws** - The Company has conducted and is conducting the Business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on and are not in breach of any such laws, rules or regulations, except for breaches which are not Material.

(x) **Benefit Plans** - The Company is not a party to any management agreement, pay equity plan, pension plan, vacation or vacation pay policy, employee insurance, hospital or medical expense programme or pension, retirement, profit sharing, stock bonus or other employee benefit plan, programme or arrangement or to any executive or key personnel incentive or other special compensation arrangement or to other contracts or agreements with or with respect to officers, employees or agents other than the Pension Plan and those listed and described in **Schedule "A"** (the "**Benefit Plans**").

(y) **Health and Safety**- The business premises located on the Real Properties are in compliance with applicable health and safety legislation and regulations and are not subject to any orders or directions of an occupational health and safety authority or similar body.

(z) **Litigation** - Except as provided in **Schedule "N"** there is no suit, action, litigation, arbitration, proceeding, governmental proceeding, including appeals and applications for review in progress, pending or threatened against or involving the Company, and there is not presently outstanding against the Company any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

(aa) **Vendors' Security** - The Vendors have obtained from the Vendors' Bankers or other financial institutions all required undertakings to discharge all security held by Vendors' Bankers or other financial institutions over the Shares and the Shareholder Loans.

(bb) **Accounts Receivable** - All accounts receivable, bills receivable and book debts and other debts due or accruing to the Company are bona fide and good and subject to an

allowance for doubtful accounts taken in accordance with GAAP are collectible without set-off or counterclaim.

(cc) **Guarantees** - Except as disclosed in **Schedule "O"** the Company is not a party to or bound by any guarantee, indemnification, surety or similar obligation (except such as are granted in the ordinary course of business).

(dd) **Environmental Matters** - There are no facts, circumstances, or conditions that relate to the Business or the Company with respect to environmental, health or safety matters that have existed or now exist and already have had or may have a material adverse effect on the operation of the Business or the Company or that may give rise to any significant liability on the Company concerning the protection, preservation or remediation of the natural environment, whether air, land, surface water or ground water.

(ee) **Consents**—Except for Contracts, Equipment Leases and leases requiring the consents to the change of control of the Company and with respect to the licenses or permits referred to in Section 4(1)(ff), there are no consents, authorizations, licenses, franchise agreements, permits, approvals or orders of any person or government required to permit the Vendors to complete this transaction with the Purchaser.

(ff) **Licences and Permits** - All of the licences, registrations, qualifications, permits, bonds and approvals (other than environmental licences or permits) issued by any government or governmental unit, agency, board, body or instrumentality, whether federal, provincial or municipal, related to the Company or necessary for the conduct of the Business are listed on **Schedule "P"**.

(gg) **Banks - Schedule "Q"** contains a true and complete list (including address and account number) of each bank, trust company or similar institution in which the Company has an account or a safety deposit box and the names of all persons, including any person or firm holding a power of attorney, authorized to draw thereon or to have access thereto and a description of all credit facilities, lines of credit, loan agreements and the like which the Company has with any financial institution. All of the bank accounts operated in connection with the Business are maintained and operated solely in the name of the Company. There are no bank accounts operated in the name of any division or business or trade name or style of the Company.

(hh) **Intellectual Property**—All patents, trade-marks, trade names, brand names, trade designs, service marks and copyrights and all licences and similar rights and property which are necessary or incidental to the conduct of the Business as the same is presently being carried on are listed in **Schedule "E"**, and are valid and subsisting and held by the Company with good and marketable title and are in good standing free and clear of all security interests, claims, liens, objections and infringements of every nature and kind (other than in favour of the Company's Bank) and all registrations therefor have been kept renewed and are in full force and effect. The operations of the Business, the manufacture, storage, use and sale by it of its products and the provision by it of its services do not involve infringements or claimed infringement of any patent,

trademark, trade name or copyright. No employee of the Company owns, directly or indirectly in while or in part, any patent, trade-mark, trade name, brand name, copyright, invention, process, know-how, formula or trade secret which the Company is presently using or the use of which is necessary for the Business.

(ii) **Inventories**—The Company has no Inventories.

(jj) **Tax Matters**—Except to the extent reflected in or reserved against in the Financial Statements or the Closing Date Financial Statements, the Company is not liable for any taxes, levies, duties, assessments, charges, penalties, interest, fines or other imposts of any nature or kind due and unpaid at the date hereof in respect of its income, business or property or for the payment of any tax instalment due in respect of its current taxation year and, except as aforesaid, no such taxes, assessments, imposts, levies, charges, fines or penalties are required to be reserved against. If any such reservation has been made or taken, it is adequate to provide for taxes payable by the Company for its current period for which tax returns are not yet required to be filed. The Company is not in default in filing any returns or reports covering any Canadian federal, provincial, municipal or local taxes, levies, duties, assessments or other reports in respect of its income, business or property. The Company has filed all reports or returns with respect to income, capital, sales (including goods and services and Ontario employer health tax reports), excise, business and property taxes and all other taxes and customs duties which are required to be filed by it up to the date of this Agreement (and all such returns and reports are correct and complete in all material respects) and has paid, or where permitted by law, provided security for, all taxes and duties as shown on such reports or returns to the extent such taxes or duties are payable or have or may become due and has paid, or where permitted by law, provided security for, all assessments received by it. The Company has withheld from any amounts payable, including without limiting the generality of the foregoing, from any salaries, bonuses or dividends paid by it all deductions required by law to be made therefrom and has remitted the same to the proper tax or other authorities. Federal Canadian income tax assessments have been issued to the Company covering all past periods through the fiscal year ended September 30, 2010 (and such assessments, if any amounts were owing in respect thereof, have been paid or, where permitted by law, security therefor has been provided. There are no currently outstanding reassessments, suits, actions, proceedings, investigations, claims or questions which have been issued or raised by an governmental authority relating to any such reports or tax returns except for those provided in the Financial Statements or have been disclosed to the Purchaser for the fiscal year which ended on September 30, 2010 and the Company does not have any negotiations or discussions in progress with respect to any eventual assessment or reassessment with any such authority. The Company has not executed or filed with any taxing authority any waiver or agreement extending the period for assessment or collection of any income or other taxes.

(kk) **Undisclosed Liabilities** - The Company has no liabilities (whether accrued, absolute, contingent or otherwise) of any kind except liabilities incurred in the ordinary course of business which are not inconsistent with past practice, are not, in the aggregate,

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Material and adverse to the business, assets, financial condition or results of operations of the Company, and do not Materially violate any covenant contained in this Agreement or constitute a Material misrepresentation or breach of warranty made in or pursuant to this Agreement. Without limiting the foregoing, there were reflected or reserved against in the Closing Date Balance Sheet, and the Financial Statements all Material liabilities of a type required to be so reflected or reserved against under Generally Accepted Accounting Principles applied consistently with prior years by the Company which the Vendors know or had reasonable grounds to know there was a basis for asserting against the Company.

(ll) **Non-Arm's Length Transactions** - The Company has not entered into any contracts, agreements, options, or arrangements or incurred or assumed any obligation or liability (whether fixed or contingent) with, on behalf of, or with respect to the Vendors or other "non-arm's length person" (as that term is defined in the *Income Tax Act* or a Related Person, whether jointly or severally.

(mm) **Restrictions on Business** - The Company is not a party to any agreement, indenture, mortgage, debenture, security agreement, lease, agreement or instrument, or subject to any restriction in the Articles or by-laws or subject to any restriction imposed by regulatory authorities having jurisdiction over it or subject to any statute, order, regulation or rule or to any writ, judgment, injunction or decree of any court or federal, provincial, municipal or other governmental department, commission, board of instrumentality which might prevent or interfere with the use of its Assets or which may limit or restrict or otherwise adversely affect the Business, properties, assets or financial condition, other than statutory provisions and restrictions of general application to its particular business. The Business is the only business carried on by the Company on the date hereof.

(nn) **Title to Property** - Except for any liens, charges or encumbrances or other minor imperfections of title which are not in the aggregate material and which do not materially impair the use of the property or assets subject thereto, the Company has good and marketable title to all property and assets, real and personal, including without limitation those reflected in the Closing Date Balance Sheet and the Financial Statements or acquired since the date of the Financial Statements (except as otherwise permitted in the Agreement or as since transferred, sold or otherwise disposed of in the ordinary and usual course of business), free and clear of all mortgages, pledges, charges, hypothecs, liens, title retention agreements, security interests, encumbrances or rights of other Persons, of any kind or character.

(oo) **Real Property** - The Company is not a party to or bound by any leases of real property. The Company does not own any real property.

(pp) **Leased Equipment - Schedule "D"** sets forth a true and complete list of all equipment, other personal property and fixtures in the possession or custody of the Company which, as of the date hereof, is leased or held under licence or similar arrangement and of the leases, licences, agreements or other documentation relating thereto.

(qq) **Condition of Assets** - All material tangible Assets of the Company used in or in connection with the Business are in good condition, repair and, where applicable, working order, having regard to the use and age thereof. A complete description of all material fixed assets, machinery and equipment and all vehicles is shown in **Schedule "R"**.

(rr) **Purchase Commitments** - No purchase commitment of the Company is in excess of its normal business requirements.

(ss) **Securities Legislation** - The Company is a private company within the meaning of the *Securities Act* (Ontario) and the sale of the Shares by the Vendors to the Purchaser will be made in compliance with all applicable securities legislation.

(tt) **Copies of Agreements, etc.** - True, correct and complete copies of all mortgages, debentures, security agreements, leases, agreements, instruments and other documents listed in Schedule "B", "D", "E" and "F" and all policies of insurance held by the Company will be delivered to the Purchaser within 5 business days of the date hereof.

(uu) **Product Liability Claims** - There is no pending or threatened product liability or similar claim which relates to the products manufactured, distributed or sold by the Company which is not covered fully by insurance.

(vv) **Disclosure** - None of the herein representations, warranties and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of the Shares seeking full information concerning the matters which are the subject of such representations, warranties and statements.

**(2) Representations and Warranties of the Purchaser**

The Purchaser hereby represents and warrants to the Vendors as follows:

(a) **Organization and Good Standing**—The Purchaser is a corporation duly incorporated, organized, and validly existing and in good standing under the laws of Ontario.

(b) **Authority Relative to this Agreement, etc.**—The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser.

(c) **Enforceability of Obligations**—This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors' rights and that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(3) **Commission** - Each Party represents and warrants to the other Parties that no Person is entitled to a brokerage commission, finder's fee or other like payment in connection with the purchase and sale contemplated hereby.

(4) **Non-Waiver** - No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendor herein or pursuant hereto. No waiver by the Purchaser of any condition, in whole or in part, shall operate as a waiver of any other condition.

(5) **Nature and Survival of Representations and Warranties** - All statements contained in any certificate or other instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by that Party under this Agreement. All representations, warranties, covenants and agreements contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery hereunder of any bills of sale, instruments of conveyance, assignments or other instruments of transfer of title to any of the Shares and the payment of the consideration contemplated under this Agreement, except that the representations and warranties contained in this Article shall only survive for one (1) year following Closing (except for the Vendors' representation and warranties relating to tax matters which shall survive for the period of time during which the taxes to which such representations and warranties relate may be reassessed by the relevant taxation authority, unless the Vendor has been fraudulent in filing a return or supplying information to any taxation authority under an taxation legislation, in which case the survival of those representations and warranties relating to tax matters shall be unlimited), after which period of time, if no claim shall, prior to the expiry of such period, have been made under this Agreement against a Party with respect to any incorrectness in or breach of any representation or warranty made herein by such Party, such Party shall have no further liability under this Agreement with respect to such representation or warranty.

## ARTICLE 5. COVENANTS OF THE PARTIES

(1) **Conduct of Business Prior to Closing** - During the Interim Period to the Closing Time, the Vendors shall do or cause the Company to do the following:

(a) **Conduct Business in Ordinary Course**—Except as otherwise contemplated or permitted by this Agreement, the Company shall conduct the Business in the ordinary and normal course and shall not, without the prior written consent of Purchaser, enter into any transaction which, if entered into before the date of this Agreement, would cause any representations or warranties of the Vendors contained in this Agreement to be incorrect or constitute a breach of any covenant or agreement of the Vendors contained in this Agreement. The Vendors shall use their best efforts to preserve intact the Company and the Business and the relationship existing with the customers of the Company.

(b) **Continue Insurance**—The Company shall continue in force and in good standing all existing insurance maintained by it.

(c) **Perform Obligations**—The Company shall comply with all applicable laws, regulations, by-laws and other governmental requirements of each jurisdiction in which the Business is carried on.

(d) **Material Changes**—The Company shall not take any action which would result in any Material adverse change, which shall be deemed to include the circumstances specified in Section 4(1)(n), in or to the Business or sell, transfer or dispose of any of the assets of the Company, other than in the ordinary course of business.

(e) **Liens, Vendor**—The Vendors shall not suffer or permit any mortgages, pledges, hypothecs, security interests, deemed trusts, liens, charges, rights or claims of other Persons, or any other encumbrances whatsoever, to attach to or affect the Shares all of which shall be discharged or waived in writing by the Vendors' Banks on or prior to the Closing.

(f) **Liens, Company**—The Company shall not suffer or permit any mortgages, pledges, hypothecs, security interests, deemed trusts, liens, charges, rights or claims of other Persons, or any other encumbrances whatsoever, to attach to or affect the assets of the Company other than security interests which are not Material in amount and which are granted in the ordinary course of business.

(g) **Wage Increases, Hiring and Firing**—The Company shall not hire any employees without the Purchaser's consent.

(h) **Accounts Receivable**—Provide to the Purchaser on date hereof an up-to-date list of all outstanding accounts receivable and not write off any existing account receivable without the prior written consent of the Purchaser except for usual adjustments made in the ordinary course of business for prompt payment.

**(2) Access for Investigation** The Vendors and the Company shall permit the Purchaser and its employees, agents, counsel and accountants or other representatives, during the Interim Period, without interference to the ordinary conduct of the Business, to have access during normal business hours to the premises and to all the books, accounts, records and other data of the Company (including, without limitation, all corporate and accounting records of the Vendors relating exclusively to the Company) and to furnish to the Purchaser such financial and operating data and other information with respect to the Company, as the Purchaser shall from time to time reasonably request to enable confirmation of the matters warranted in Section 4(1).

**(3) Delivery of Books and Records** - At the Time of Closing, the Vendors and the Company shall deliver to the Purchaser the following documents: (i) lists of suppliers and customers of the Company; (ii) employee records with respect to any past or current employees; (iii) advertising, promotional and marketing materials which relate to the Company; and (iv) files relating to the assets of the Company including, without limitation, the maintenance records for each item of equipment or machinery owned or leased by the Company. The Purchaser agrees that it will preserve the documents, books and records so delivered to it for a period of six years from the Closing Date, or for such other period as is required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access to those books and records in

connection with the affairs of the Vendors relating to any tax matters, workers' compensation or litigation matters. The Vendors agree that they will preserve the documents, books and records which are not delivered to the Purchaser for a period of six years from the Closing Date, or for such longer period as is required by applicable law, and will permit the Purchaser or its authorized representatives reasonable access to those books and records in connection with the affairs of the Company relating to any tax, workers' compensation or litigation matters.

(4) **Actions to Satisfy Closing Conditions** - Each Party agrees to take all such actions as are within its power to control, and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in Article Seven which are for the benefit of the other Party.

(5) **Workers' Compensation** - On or before Closing, the Company shall provide a clearance certificate or other similar documentary evidence from the Workers' Compensation authority in each jurisdiction where the Company carries on business certifying that there are no outstanding assessments, penalties, fines, levies, charges, surcharges or other amounts due or owing to those authorities.

(6) **Confidentiality** - The Purchaser shall keep confidential all information (unless readily available from public or published information or sources or required to be disclosed by law) obtained from either the Vendors or the Company. If this Agreement is terminated without completion of the transactions contemplated herein then, promptly after such termination, all documents, work papers and other written material obtained by the Purchaser from the Vendors or the Company in connection with this Agreement shall be returned by the Purchaser to the party from whom such materials were obtained.

(7) **Consents Required in Contracts** - The Purchaser shall be responsible for obtaining any consent for any Contract, lease or Equipment Lease where such consent is required upon a change of control of the Company as a result of the consummation of transactions contemplated by this Agreement. If the Purchaser is unable to obtain such consent, and the Purchaser chooses to close then the Vendors or the Company shall, to the extent legally possible, hold its right, title and interest in, to and under such Contract, lease or Equipment Lease in trust for the benefit of the Purchaser until such consent is obtained.

(8) **Non-Competition and Confidentiality**- The Principals each covenant and agree that they will execute and deliver to the Purchaser on the Closing Date a Non-Competition and Confidentiality Agreement in a form acceptable to all Parties acting reasonably, it being agreed to by all Parties that this is an essential component of the transaction contemplated by this Agreement.

(9) **Employment Agreements** - The Principals covenant and agree that they will execute and deliver to the Purchaser on the Closing Date employment or consulting agreements which provide that they each provide services to the Company for at least 5 years from the Closing Date, with such agreements to be negotiated between the Principals and Purchaser acting reasonably, it being agreed to by all Parties that this is an essential component of the transaction contemplated by this Agreement.

**(10) Tax Returns** - The Vendors will prepare or cause to be prepared on a timely basis, all Tax Returns for the Company for any period which ends on or before the Closing Date and for which Tax Returns have not been filed as of the Closing Date and provide such Tax Returns to the Purchaser for execution and filing. The Vendors and the Purchaser will cooperate fully with each other and make available to each other in a timely fashion all available data and other information as may reasonably be required for the preparation of all Tax Returns and will preserve such data and other information until the expiration of any applicable limitation period for maintaining books and records under any applicable Tax Law with respect to Tax Returns.

**(11) Co-operation to Obtain Governmental Approvals** - Between the date hereof and the Closing Date both the Purchaser and the Vendors shall take such steps as are reasonably necessary and within their respective control to obtain all governmental actions and approvals necessary to the execution, delivery and performance of this Agreement by the Purchaser, if any, including without limitation, the satisfaction of the conditions set forth in Section 7(1)(g) respecting the *Competition Act* and the *Investment Canada Act*.

**(12) Preferred Shares** - The Company, the Vendors, and the Principals each covenant and agree to co-operate with the Purchaser in its negotiations with the owner of the Preferred Shares with the aim to convert or exchange the Preferred Shares for shares in an affiliate of the Purchaser.

**(13) Conditional Period** - Without limiting the generality of any other provision in this Agreement, and in particular Section 7(1)(c), the Purchaser shall examine the books and records of the Company and if at the end of the Conditional Period the Purchaser is to that date satisfied with its due diligence investigations of the books and records of the Company it shall pay the Second Deposit in accordance with Section 3(3)(b). If at the end of the Conditional Period the Purchaser is not satisfied with its due diligence investigations then it may terminate this agreement.

## ARTICLE 6. INDEMNIFICATION

### (1) Indemnification by Vendors

(a) Subject to this Article Six, if the transactions contemplated by this Agreement are consummated, the Vendors hereby agree to jointly and severally indemnify and hold the Purchaser harmless against and in respect of any loss, damage, claim, cost or expense whatsoever, including any and all incremental out-of-pocket costs, including, without limitation, all reasonable legal and accounting fees, which the Purchaser may incur, suffer or be required to pay, pursuant to any Claim that may be made or asserted against or affect the Purchaser, provided, however, that the subject matter of any such Claim relates to or arises out of or in connection with the following matters:

(i) any misrepresentation or breach of any warranty, agreement, covenant or obligation of the Vendors contained in this Agreement or in any agreement, schedule, certificate or other document required to be entered into or delivered by the Purchaser;

(ii) any reassessment for income, corporate sales, excise or other tax (and all interest and/or penalties relating thereto) in respect of which tax returns have been filed before the Closing Time which result in the payment of tax in excess of the amount accrued or reserved for in the Financial Statements or the Closing Date Financial Statements;

(b) The obligation of the Vendors to indemnify the Purchaser as set forth in Section 6(1)(a)(i) for any loss, damage, claim, cost or expense shall be subject to the limitation period referred to in Section 4(5) with respect to survival of representations and warranties.

**(2) Indemnification by Purchaser**

(a) Subject to this Article Six, if the transactions contemplated by this Agreement are consummated, the Purchaser agrees to indemnify and hold the Vendors harmless against and in respect of any loss, damage, claim, cost or expense whatsoever, including any and all incremental out-of-pocket costs, including, without limitation, all reasonable legal and accounting fees, which the Vendors may incur, suffer or be required to pay, pursuant to any Claim, that may be made or asserted against or affect the Vendors, provided, however, that the subject matter of any such claim relates to or arises out of or in connection with the following matters:

(i) any misrepresentation or breach of any warranty, agreement, covenant or obligation of the Purchaser contained in this Agreement or in any agreement, schedule certificate or other document required to be entered into or delivered by the Purchaser; or

(b) The obligation of the Purchaser to indemnify the Vendors as set forth in Section 6(2)(a)(i) for any loss, damage, claim, cost or expense shall be subject to the limitation period referred to in Section 4(5) with respect to survival of representations and warranties.

**(3) Claims by Third Parties**

(a) Promptly upon receipt by either the Purchaser or the Vendors (herein referred to as the "**Indemnitee**") of notice of any Third Party Claim in respect of which the Indemnitee proposes to demand indemnification from the other party to this Agreement (the "**Indemnitor**"), the Indemnitee shall forthwith give notice to that effect to the Indemnitor.

(b) The Indemnitor shall have the right, exercisable by giving notice to the Indemnitee not later than 30 days after receipt of the notice described in Sections 6(3)(a), to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that:

(i) the Indemnitor shall first deliver to the Indemnitee its written consent to be joined as a party to any action or proceeding relating thereto; and,

(ii) the Indemnitor shall at the Indemnitee's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defence, compromise or settlement.

(c) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall, at its expense, diligently proceed with the defence, compromise or settlement of the Third Party Claim at the Indemnitor's sole expense, including employment of counsel reasonably satisfactory to the Indemnitee, and in connection with such proceedings, the Indemnitee shall co-operate fully, but at the expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under the Indemnitee's control and to make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary to enable the Indemnitor to conduct such defence, provided always that the Indemnitee shall be entitled to reasonable security from the Indemnitor for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation.

(d) The final determination of any such Third Party Claim, including all related costs and expense, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor.

(e) Should the Indemnitor fail to give notice to the Indemnitee as provided in Section 6(3)(b), the Indemnitee shall be entitled to make such settlement of the Third Party Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Third Party Claim shall be binding upon the Indemnitor.

(f) Where an amount is payable by the Purchaser or Vendors as indemnification pursuant to the terms of this Agreement and the *Excise Tax Act* provides that HST is deemed to have been collected by the payee thereof, the amount so payable, as determined without reference to this paragraph (the "**Indemnification Amount**"), shall be increased by an amount equal to the rate of HST applied to the Indemnification Amount in accordance with the *Excise Tax Act*.

**(4) Indemnification Sole Remedy** - The provisions of this Article Six shall constitute the sole remedy to the Vendors and the Purchaser against the other party to this Agreement with respect to any and all breaches of any agreement, covenant, representation or warranty made by such party in this Agreement.

**(5) Details of Claims** - With respect to any claim provided for under Sections 6(1) and 6(2), no indemnity under this Agreement shall be sought unless written notice providing reasonable details of the reasons for which the indemnity is sought is provided to either of the Vendors or the Purchaser, as the case may be, before the expiration of the limitation dates provided for in Section 6(1) and 6(2) respectively, as applicable.

## ARTICLE 7. CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE PURCHASER AND THE VENDORS OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

**(1) Purchaser's Conditions** - The obligation of the Purchaser to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

(a) **Truth and Accuracy of Representations of the Vendors at the Closing Time** — All of the representations and warranties of the Vendors made in or under this Agreement, including, without limitation, the representations and warranties made by the Vendors and set forth in Section 4(1), shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and the Purchaser shall have received statutory declarations from the Vendors confirming the truth and correctness in all material respects of the representations and warranties of the Vendors.

(b) **Performance of Obligations** - The Vendors shall have performed or complied with, in all material respects, all their obligations, covenants and agreements under this Agreement.

(c) **Due Diligence** – The Purchaser shall be satisfied in its absolute discretion with its due diligence investigations of the books and records of the Company up to and including the end of the Conditional Period.

(d) **Working Capital** - The Working Capital of the Company at the Closing Date is not Materially different from the Working Capital as at the Financial Statement Date.

(e) **Preferred Shares** - The Purchaser has been able to make an arrangement satisfactory to the Purchaser in its absolute discretion with the owner of the Preferred Shares to convert or exchange such shares for shares in an affiliate of the Purchaser.

(f) **Receipt of Closing Documentation** - All instruments of conveyance and other documentation and assurances relating to the sale and purchase of the Shares including, without limitation, share certificates (the "**Closing Documents**") and all actions and proceedings taken on or prior to the Closing in connection with performance by the Vendors of their obligations under this Agreement shall be satisfactory to the Purchaser and its counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated under this Agreement and the taking of all corporate proceedings in connection with those transactions in compliance with this Section 7(1), in form and substance satisfactory to the Purchaser and its counsel.

(g) **Closing Documentation** — Without limiting the generality of Section 7(1)(f), the Purchaser shall have received at or before the Closing Time sufficient duly executed original copies of the following:

   (i) certified copy of a resolution of the board of directors of the Company approving this Agreement and the transactions contemplated under this Agreement;

   (ii) statutory declaration of each of the Vendors concerning residence of the Vendors, the matters referred to in subsection 7(1)(a) and confirming that all conditions under this Agreement in favour of the Vendors have been either fulfilled or waived;

   (iii) certificate of incumbency of the Company;

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(iv) releases by from each of the Vendors and the Principals in favour of the Company and the Purchaser;

(v) assignment of Shareholder Loans;

(vi) share certificates representing the Shares;

(vii) Certificate of an officer of the Company as to the Working Capital on the Closing Date;

(viii) Certificate of Status for the Company;

(ix) books and records of the Company;

(x) all required assignments or instruments of transfer to the Company of all Intellectual Property;

(xi) Non-Competition and Confidentiality Agreement from each Principal; and

(xii) Employment/Consulting Agreement from each Principal.

(h) **Opinion of Counsel for the Vendors** - The Purchaser shall have received an opinion dated the Closing Date from counsel for the Vendors, confirming the matters warranted in subsections (a), (d), (e), (h) and (j) of Section 4(1). In giving such opinion, counsel to the Vendors may rely on certificates of the Vendors as to factual matters.

(i) **Consents to Assignment** - All consents or approvals from or notifications to any lessor or other third Person required under the terms of any of the Equipment Leases, the lease or the assignable Licences with respect to the acquisition of control of the Company by the Purchaser, or otherwise in connection with the consummation of the transactions contemplated under this Agreement, shall have been duly obtained or given, as the case may be, on or before the Closing Time.

(j) **Consents, Authorizations and Registrations** - All consents, approvals, orders and authorizations of or from governmental or regulatory authorities required in connection with the completion of the transactions contemplated in this Agreement, if any, shall have been obtained on or prior to the Closing Time.

(k) **Governmental Actions and Approvals** - There shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such approvals or consents as are required to permit the change of ownership and due registration of the Shares contemplated by this Agreement, if any.

(l) **Vendors' Security** - Each of the Vendors, if applicable, shall have delivered to the Purchaser the undertaking of the Vendors' Bank to release its security interest in the Shares.

(m) **Non-objection of Major Customers** - Within five Business Days of the date of execution of this Agreement, Purchaser shall have satisfied itself that none of the major customers of the Company, have any objections to the transaction of purchase and sale contemplated by this Agreement and Purchaser shall forthwith thereafter confirm in writing to the Vendors its satisfaction or failure to achieve such satisfaction, as the case may be.

(n) **Certificate as to Status of Assets** - A senior officer of the Company shall have executed and delivered to the Purchaser, in a form satisfactory to the Purchaser, a certificate stating that, as of the Closing Date, there has been no Material damage to or adverse change in the condition of the Assets or to the nature of the Business since the Financial Statement Date.

(o) **No Actions Taken Restricting Sale** - No action or proceeding in Canada by law or in equity shall be pending or threatened by any person, firm, corporation, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and sale of the Shares contemplated under this Agreement.

(p) **Directors of Company** — There shall have been delivered to the Purchaser on or before the Closing Time, the resignations, effective as and from Closing, of all of the directors of the Company, together with comprehensive releases from each such person of all their claims respectively against the Company.

(q) **Officers of Company** — There shall have been delivered to the Purchaser on or before the Closing Time, for each of the officers of the Company, either a resignation effective as and from the Closing Date or evidence of termination by the Company, together with comprehensive releases from each such person of all their claims respectively against the Company.

(r) **Principals** — There shall have been delivered to the Purchaser on or before the Closing Time for each Principal a comprehensive release of all the claims respectively against the Company.

(s) **Status of Vendors** — The Vendors have each delivered to the Purchaser reasonable and satisfactory evidence that each of the Vendors is at the Closing Date not a non-resident of Canada within the meaning of the *Income Tax Act*.

(t) **Change of Control Filing** — The Vendors shall prepare at its expense and provide to the Company and the Purchaser to be filed within the time period prescribed by the Income Tax Act and any other applicable legislation all tax returns and tax filings required to be made by the Company consequent upon the acquisition of control of the Company by the Purchaser. The Vendors hereby jointly and severally indemnify and hold harmless the Company and the Purchaser in respect of liability of the Company for Taxes relating to all fiscal periods of the Company commencing prior to the Closing Time. In its return for the fiscal period ending on the acquisition of control of the Company by the Purchaser, the Company shall elect not to have subsection 256(9) of the *Income Tax Act* (and other similar provisions under provincial law) apply.

**(2) Vendors' Conditions** - The obligations of the Vendors to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or

before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by the Vendors in whole or in part);

(a) **Truth and Accuracy of Representations of the Purchaser at Closing Time** — All of the representations and warranties of the Purchaser made in or under this Agreement, including, without limitation, the representations and warranties made by the Purchaser and set forth in Section 4(2), shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted hereby) and the Vendors shall have received a statutory declaration from a senior officer of the Purchaser confirming the truth and correctness in all material respects of such representations and warranties of the Purchaser.

(b) **Performance of Agreements** — The Purchaser shall have performed or complied with, in all respects, all of its other obligations, covenants and agreements under this Agreement.

(c) **Receipt of Closing Documentation** — All instruments of conveyance and other documentation and assurances relating to the sale and purchase of the Shares and all actions and proceedings taken on or prior to the Closing in connection with performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendors and their counsel, acting reasonably, and the Vendors shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated under this Agreement and the taking of all corporate proceedings in connection with those transactions in compliance with this Section 7(2), in form and substance satisfactory to the Vendors and their counsel.

(d) **Closing Documentation** — Without limiting the generality of Section 7(2)(c), the Vendors shall have received at or before the Closing Time sufficient duly executed original copies of the following:

(i) certified copy of a resolution of the board of directors of the Purchaser approving this Agreement and the transactions contemplated under this Agreement;

(ii) statutory declaration of a senior officer of the Purchaser concerning residence of the Purchaser, the matters referred to in subsection 7(2)(a), its status for purposes of the Investment Canada Act and confirming that all conditions under this Agreement in favour of the Purchaser have been either fulfilled or waived;

(iii) certificate of incumbency of the Purchaser; and

(iv) Certificate of Status of the Purchaser.

(e) **Opinion of Counsel for Purchaser** — The Vendors shall have received an opinion dated the Closing Date from counsel for the Purchaser, confirming the matters warranted in subsections (a), (b) and (d) of Section 4(2). In giving such opinion, counsel to the Purchaser may rely on certificates of the Purchaser as to factual matters.

mm

(f) **Payment of Purchase Price** — The Purchaser shall have tendered to the solicitor for the Vendors a certified cheque or bank draft for the balance of the Purchase Price payable to the to the solicitor for the Vendors in trust.

(g) **Consents, Authorizations and Registrations** — All consents, approvals, orders and authorizations of or from governmental or regulatory authorities required in connection with the completion of the transactions contemplated in this Agreement shall have been obtained on or prior to the Closing Time.

(h) **Governmental Actions and Approvals** — There shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such approvals or consents as are required to permit the change of ownership and due registration of the Shares contemplated by this Agreement.

**(3) Failure to Satisfy Conditions** - If any condition set forth in Sections 7(1) or 7(2) is not satisfied on or before the Closing Time, the Party entitled to the benefit of such condition (the "**First Party**") may terminate this Agreement by notice in writing to the other Party and in such event the First Party shall be released from all obligations under this Agreement, and unless the First Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party then the other Party shall also be released from all obligations under this Agreement, except that the First Party shall be entitled to waive compliance with any such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant, or whole or in part.

**(4) Destruction or Expropriation** - If, prior to the Closing Time, there occurs any material destruction or damage by fire or other cause or hazard to any of the properties or assets of the Company, or if such properties or assets or any material part of them are expropriated or forcefully taken by any governmental authority or if notice of intention to expropriate a material part of such properties or assets has been filed in accordance with applicable legislation, then the Purchaser may, at its option, terminate this Agreement by notice to the other Parties.

## ARTICLE 8. CLOSING ARRANGEMENTS

**(1) Time and Place of Closing** - The completion of the transactions contemplated by this Agreement shall take place at the Closing Time on the Closing Date at the offices of Chappell Bushell Stewart LLP, Suite 3310, 20 Queen Street West, Toronto, Ontario, or at such other place as may be agreed upon between the Parties.

**(2) Closing Arrangements** - At the Closing Time, upon fulfilment of all the conditions under this Agreement which have not been waived in writing by the Purchaser or the Vendors respectively:

(a) Purchase and Sale of Purchased Assets — The Vendors shall sell and the Purchaser shall purchase the Shares for the Purchase Price payable under this Agreement.

(b) Delivery of Closing Documents — The Parties shall respectively deliver the Closing Documents.

(c) Actual Possession — The Vendors shall deliver actual possession of the Shares to the Purchaser.

(d) Payment of Purchase Price — On the fulfilment of the foregoing terms of this Article Eight, the Purchaser shall pay and satisfy the Purchase Price as provided in Section 3(1).

**(3) Tender** - Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company.

**ARTICLE 9. NOTICES**

**(1) Delivery of Notice** - Any notice, direction or other instrument required or permitted to be given by either party under this Agreement shall be in writing and shall be sufficiently given if delivered personally, sent by prepaid first class mail or transmitted by telecopier or other form of electronic communication during the transmission of which no indication of failure of receipt is communicated to the sender:

(a) in the case of a notice to the Vendors at:

Lumigene Technologies Inc.
2320 Tedlo Street, Unit 6
Mississauga, Ontario
L5A 4A2

with a copy to:

Mitchell Bardyn & Zalucky LLP
3029 Bloor St W., Suite 200
Toronto, ON M8X 1C5
Attention: Victor L. Lishchyna
Fax No. 416.234.9114

(b) in the case of a notice to the Purchaser at:

MDRM Group (Canada) Ltd.
Unit 7, 5511 Steeles Ave. West
Toronto, ON
M9L 1S7

(c) with a copy to:

Chappell Bushell Stewart LLP
Barristers and Solicitors
Suite 3310, 20 Queen Street West
Toronto, Ontario M5H 3R3
Attention: David M. Flynn
Fax No. 416.351.0002

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have

been given and received on the date on which it was received at such address, or, if sent by mail, shall be deemed to have been given and received on the date which is five days after which it was mailed, provided that if either such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice transmitted by telecopier or other form of electronic communication shall be deemed to have been given and received on the date of its transmission provided that if such day is not a Business Day or if it is received after the end of normal business hours on the date of its transmission at the place of receipt, then it shall be deemed to have been given and received at the opening of business in the office of the recipient on the first Business Day next following the transmission thereof. If normal mail service, telex, telecopier or other form of electronic communication is interrupted by strike, slowdown, *force majeure* or other cause, a notice, direction or other instrument sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other such service which has not been so interrupted to deliver such notice.

## 10. GENERAL

(1) **Expenses** - All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transaction contemplated under this Agreement shall be paid by the Party incurring such expenses.

(2) **Time** - Time shall be of the essence hereof.

(3) **Assignment/Successors and Assigns** - Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by either Party without the prior written consent of the other Party. Subject to that condition, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

(4) **Further Assurances** - Each Party agrees that upon the written request of any other Party, it will do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as the other Party may from time to time reasonably request be done and/or executed as may be required to consummate the transactions contemplated under this Agreement or as may be necessary or desirable to effect the purpose of this Agreement or any document, agreement or instrument delivered under this Agreement and to carry out their provisions or to better or more properly or fully evidence or give effect to the transactions contemplated under this Agreement, whether before or after the Closing.

(5) **Public Notices-** All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Vendors and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of the other Party (such approval not to be unreasonably withheld), except where required to do so by law or by the applicable regulations or policies of any provincial, federal or other regulatory agency of

competent jurisdiction or any stock exchange.

(6) **Counterparts; Electronic Execution** - This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this agreement. The words "execution," "signed," "signature," and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any law, including Parts 2 and 3 of the *Personal Information Protection and Electronic Documents Act* (Canada), the *Electronic Commerce Act, 2000* (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

**[remainder of page intentionally left blank; signature blocks to follow]**

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date and year first above written.

SIGNED, SEALED AND DELIVERED in the presence of:

**MDRM GROUP (CANADA) LTD.**

Per: ______________________

Name: Mohamed Karatella, President

Witness: ______________________

**MICHALKOFF FAMILY TRUST**

______________________ p/s

Mark Michalkoff, Trustee

Witness: ______________________

**HRYCYSHYN FAMILY TRUST**

______________________ p/s

Roman Hrycyshyn, Trustee

Witness: ______________________

**STOLARCHUK FAMILY TRUST**

______________________ p/s

Danylo Stolarchuk, Trustee

**LUMIGENE TECHNOLOGIES INC.**

Per: ______________________

Name: Mark Michalkoff

Authorized Signing Officer

Witness: ______________________

______________________ p/s

Mark Michalkoff

Witness: ______________________

______________________ p/s

Roman Hrycyshyn

Witness: ______________________

______________________ p/s

Danylo Stolarchuk

**Schedule "A"**

Benefit Plans

NONE

**Schedule "B"**

Contracts

NONE

**Schedule "C"**

Employees

NONE

**Schedule "D"**

Equipment Leases

NONE

## Schedule "E"

Intellectual Property

UNITED STATES PATENT AND TRADEMARK OFFICE

912-442682

UNITED STATES DEPARTMENT OF COMMERCE

| APPLICATION NO. | FILING DATE | FIRST NAMED INVENTOR | ATTORNEY DOCKET NO. | CONFIRMATION NO. |
| --- | --- | --- | --- | --- |
| 12/582,892 | 10/21/2009 | Darryle J. Stolarski | 768.2Q-11597-US02 | 5516 |

490 7590 02/22/2011
VIDAS, ARRETT & STEINKRAUS, P.A.
SUITE 400, 6640 SHADY OAK ROAD
EDEN PRAIRIE, MN 55344

RECEIVED

FEB 28 2011

VIDAS, ARRETT & STEINKRAUS P.A.

| EXAMINER | |
| --- | --- |
| BOWERS, NATHAN ANDREW | |

| ART UNIT | PAPER NUMBER |
| --- | --- |
| 1775 | |

| MAIL DATE | DELIVERY MODE |
| --- | --- |
| 02/22/2011 | PAPER |

Please find below and/or attached an Office communication concerning this application or proceeding.

The time period for reply, if any, ~~is set in the attached communication~~.

**Schedule "F"**

Licences

NONE

## Schedule "G"

INTENTIONALLY DELETED

**Schedule "H"**

Real Properties

NONE

## Schedule "I"

Shareholders

| Registered Shareholder | No. of Common Shares Owned |
|---|---|
| MICHALKOFF FAMILY TRUST | 13,333 |
| HRYCYSHYN FAMILY TRUST | 13,333 |
| STOLARCHUK FAMILY TRUST | 13,334 |
| TOTAL NO. OF COMMON SHARES | 40,000 |

MM

**Schedule "J"**

Shareholder Loans

| **Shareholder** | **Loan to Company** |
| --- | --- |
| MARK MICHALKOFF | |
| ROMAN HRYCYSHYN | |
| | $677,118 |

**Schedule "K"**

Jurisdictions

Ontario

**Schedule "L"**

Unusual Transactions

NONE

**Schedule "M"**

INTENTIONALLY DELETED

**Schedule "N"**

Litigation

NONE

**Schedule "O"**

Guarantees

NONE

**Schedule "P"**

Licences and Permits

NONE

**Schedule "Q"**

Banks

BUDUCHNIST CREDIT UNION
2280 BLLOR STREET WEST, TORONTO, ONTARIO M6S 1N9
BUSINESS CHEQUING

**Schedule "R"**

Assets, Machinery and Equipment

| List of assets for LumiGene | Value |
|---|---|
| Microbe Desk | $10,000.00 |
| Incubator | $8,000.00 |
| Microscope Lieca | $5,000.00 |
| Cycler x2 | $4,500.00 |
| Pipettes x4 | $4,000.00 |
| Various tips for the dispensers | $1,000.00 |

## ADDITIONAL CLOSING CONDITIONS AND COVENANTS TO

## SHARE PURCHASE AGREEMENT dated 4th day of August, 2011

AUDITED FINANCIAL STATEMENTS

The Vendors will cause the Company's auditor to audit and issue audited Financial Statements of the Company for the last two completed fiscal years ending September 30 2009 and 2010, to include an audited balance sheet for each such year and related audited statements of income, stockholders' equity and cash flows for said years (the "Audited Financial Statements"). The Audited Financial Statements shall be prepared in accordance with the requirements of Regulation S-X ("Regulation S-X") of the United States Securities and the Exchange Commission (the "SEC") and shall be delivered to the Purchaser promptly upon completion.

The Vendors will cause the Company to provide information which is required, as confirmed by Purchaser's independent accountants and its counsel, for Purchaser to file any required Current Report on Form 8-K with the SEC. This information will include interim financial statements of the Company prepared in accordance with Regulation S-X and otherwise in compliance with all rules and regulations of the SEC.

ADDITIONAL COVENANT

The Vendors will cooperate in the preparation of the Current Report on Form 8-K to be filed by the Purchaser in connection with the transaction contemplated in this Agreement, including but not limited to a description of the business, competition and other matters as may be requested by counsel by the Purchaser.

) LUMIGENE TECHNOLOGIES INC.
)
)
) Per: ______________________
) Name: Mark Michalkoff
) Authorized Signing Officer